EXHIBIT (H)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                                          YEAR ENDED DECEMBER 31, 1996
                                                                                    -----------------------------------------
                                             SIX MONTHS ENDED JUNE 30, 1997                                        PRO FORMA
                                        ----------------------------------------                                      FOR
                                                            PRO FORMA FOR                                            SHARE
                                                           SHARE REPURCHASE                                       REPURCHASE
                                                      --------------------------                   PRO FORMA      -----------
                                                        ASSUMED        ASSUMED                    FOR PURCHASE      ASSUMED
                                                      $7.75/SHARE    $9.25/SHARE                  OF LUBRICANT    $7.75/SHARE
                                                       PURCHASE       PURCHASE                     ADDITIVES       PURCHASE
                                        HISTORICAL       PRICE          PRICE       HISTORICAL      BUSINESS         PRICE
                                        ----------    -----------    -----------    ----------    ------------    -----------
EARNINGS
Income before income taxes...........    $ 66,469       $58,020        $56,447       $ 145,772      $148,244       $ 130,572
Interest expense (net)...............      10,563        19,012         20,585          24,268        25,557          43,229
Portion of rents representative of
  interest factor....................       2,865         2,865          2,865           5,542         5,583           5,583
Amortizaiton of capitalized
  interest...........................         923           923            923           1,864         1,864           1,864
                                        ----------    -----------    -----------    ----------    ------------    -----------
    Total Earnings...................    $ 80,820       $80,820        $80,820       $ 177,446      $181,248       $ 181,248
                                        ----------    -----------    -----------    ----------    ------------    -----------
                                        ----------    -----------    -----------    ----------    ------------    -----------
FIXED CHARGES
Interest expense (before deducting
  capitalized interest)..............    $ 10,782       $19,231        $20,804       $  24,902      $ 26,191       $  43,863
Portion of rents representative of
  interest factor....................       2,865         2,865          2,865           5,542         5,583           5,583
                                        ----------    -----------    -----------    ----------    ------------    -----------
    Total Fixed Charges..............    $ 13,647       $22,096        $23,669       $  30,444      $ 31,774       $  49,446
                                        ----------    -----------    -----------    ----------    ------------    -----------
                                        ----------    -----------    -----------    ----------    ------------    -----------
Ratio of Earnings to Fixed Charges...      5.9222        3.6577         3.4146          5.8286        5.7043          3.6656
                                        ----------    -----------    -----------    ----------    ------------    -----------
                                        ----------    -----------    -----------    ----------    ------------    -----------


                                         ASSUMED
                                       $9.25/SHARE
                                        PURCHASE
                                          PRICE
                                       -----------
EARNINGS
Income before income taxes...........   $ 127,435
Interest expense (net)...............      46,366
Portion of rents representative of
  interest factor....................       5,583
Amortizaiton of capitalized
  interest...........................       1,864
                                       -----------
    Total Earnings...................   $ 181,248
                                       -----------
                                       -----------
FIXED CHARGES
Interest expense (before deducting
  capitalized interest)..............   $  47,000
Portion of rents representative of
  interest factor....................       5,583
                                       -----------
    Total Fixed Charges..............   $  52,583
                                       -----------
                                       -----------
Ratio of Earnings to Fixed Charges...      3.4469
                                       -----------
                                       -----------
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